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                                                          Exhibit 4.4
CRC-I
Location: ____________________
State:  ______________________

Recording Requested By
And When Recorded Mail To:


State Street Bank and Trust
  Company
One Heritage Drive
North Quincy, Massachusetts 02171
Attn:  Andrew Sinasky

_______________________________________________________________________
                     (Space above line for Recorder's use)


                   ASSIGNMENT OF LESSOR'S INTEREST IN LEASES


                 THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES, dated as of December 15, 1993 (herein, together with all supplements and amendments hereto, this "Assignment"), is made and delivered by CRC-I LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Owner"), to FM 1993A CORP., a Delaware corporation (herein, together with its successors and assigns, "Assignee").

                                   RECITALS

                 A. Pursuant to a Note Purchase Agreement, Assignee is purchasing from Owner that certain Promissory Note issued or to be issued by Owner thereunder, in the principal amount of $30,172,952 (the "Mortgage
Note") in connection with a number of properties (collectively, and including any Substitute Property subject to (and as such term is defined in) the Master Lease described below, the "Properties") an estate for years in which is being acquired by Owner from Foodmaker, Inc., a Delaware corporation ("Foodmaker"), which Properties are more particularly described in and are being or will hereafter be leased to Foodmaker pursuant to a Master Lease, dated as of December 15, 1993, between Owner, as Lessor, and Foodmaker, as Lessee, as the same may be amended or supplemented from time to time (the "Master Lease"). The Mortgage Note and Owner's obligations under the
Mortgage Note Documents (as defined in the Mortgage Note) are secured by, among other things, the Note Mortgages (as defined in the Mortgage Note) now or hereafter executed by Owner or Foodmaker, and the Other Note Mortgages (as defined in the Mortgage Note) now or hereafter executed by Other Owner (as hereinafter defined) or Foodmaker (the Note Mortgages and the Other Note Mortgages are referred to herein collectively as the "Mortgages"). In order to induce Assignee to purchase the Mortgage Note, Owner is entering into the undertakings
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herein set forth with Assignee and is assigning all of Owner's estate, right, title and interest in and to the Leases and the Rents, Profits and Proceeds (as hereinafter defined) to Assignee.

                 B. The real property described in Exhibit A attached hereto is one of the Properties covered by the Master Lease and all references herein to the "Properties" shall include any one or more of the Properties, individually or collectively, including the real property described in Exhibit
A. Duplicate originals of this Assignment are being recorded with respect to each of the Properties. A Short Form of Master Lease, Notice of Non-Responsibility, and Subordination and Recognition Agreement (each, a "Memorandum of Lease"), executed by Owner, as Lessor, and Foodmaker, as Lessee, is being or will be recorded in respect of each of the Properties. As used herein, the term "Master Lease" shall include, collectively, the Master Lease and each Memorandum of Lease.

                 C. Pursuant to a Note Purchase Agreement, Assignee is also purchasing from CRC-II Limited Partnership, a Massachusetts limited partnership (the "Other Owner"), that certain Promissory Note issued or to be issued by Other Owner thereunder, in the principal amount of $39,827,048 (the "Other Mortgage Note;" the Mortgage Note and the Other Mortgage Note are referred to herein collectively as the "Notes"), in connection with a number of properties (collectively, and including any Substitute Property subjected to (and as such term is defined in) the Other Master Lease described below, the "Other Properties"), now or hereafter being acquired by Other Owner from Foodmaker. The Other Properties are more particularly described in and are being leased to Foodmaker pursuant to a Master Lease, dated as of December 15, 1993, between Other Owner, as Lessor, and Foodmaker, as Lessee (the "Other Master Lease"). Other Owner is also a party to the Mortgage Note Documents (as defined in the Other Mortgage Note); such Mortgage Note Documents are referred to herein as the "Other Mortgage Note Documents."

                 D. Concurrently herewith, Assignee has assigned and pledged to State Street Bank and Trust Company, as Trustee (together with any successor trustee appointed pursuant to the Indenture, as hereinafter defined, the "Indenture Trustee") its interest in the Mortgage Note and the Other Mortgage Note, including, without limitation, its interest in each of the Note Mortgages executed by Owner or Foodmaker and this Assignment (as evidenced by a separate assignment which is attached to and forms part of each of the Note Mortgages) and in the Other Note Mortgages now or hereafter executed by Other Owner or Foodmaker in connection with the Other Mortgage Note, as collateral for certain Senior Secured Notes in the original principal amount of $70,000,000 (collectively, and together with any notes issued or to be issued in replacement or exchange therefor, including, without limitation, notes issued in exchange therefor pursuant to the Registration Rights Agreement referred to in the Indenture described below, the "Issuer Notes"), issued by Assignee pursuant to that certain Indenture, dated as
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of December 15, 1993 (together with all amendments and supplements thereto, the "Indenture"), between Issuer and Indenture Trustee.

                 NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner agrees as follows:

                 1. OWNER HEREBY ASSIGNS, TRANSFERS AND CONVEYS to Assignee all of Owner's estate, right, title and interest, whether now existing or hereafter arising, in, to and under, but none of Owner's obligations under, the following:

                      (a) the Master Lease and each Memorandum of Lease as they affect all of the Properties, whether now existing or hereafter executed;

                      (b) all other leases, subleases and other occupancy agreements of any nature whether now existing or hereafter executed covering all or any of the Properties or any portion thereof;

                      (c) all extensions, renewals, modifications, replacements or supplements of any of the foregoing in clauses (a) and (b), and together with any and all guarantees of the obligations of the lessees and occupants (each, including, without limitation, Foodmaker and its successors and assigns, a "lessee") thereunder, whether now existing or hereafter executed, and all extensions, renewals, modifications, replacements or supplements thereof (all of the foregoing in clauses (a) and (b) being collectively referred to herein as the "Leases" and each individually as a "Lease");

                      (d) all rents, royalties, issues, profits, revenue, income, moneys and security payable or receivable, and all other benefits and proceeds of any of the Properties or any portion thereof, whether arising from the use, enjoyment, sale, disposition or transfer of all or any portion thereof from any Lease or agreement pertaining thereto now or hereafter entered into or otherwise, including without limitation, all Basic Rent, Special Rent, Special Sinker Rent and Additional Rent (each as defined in the Master Lease), all Purchase Prices (as defined in the Master Lease) and other purchase proceeds, all payments, receipts and other consideration of any sort whatsoever payable in respect of any of the Properties or any portion thereof under the Master Lease or any other Lease, including in respect of the Year Nine Offer and the Offer (each as defined in the Master Lease), or any Substitution, Purchase or Early Termination (as such terms are defined in the Master Lease), or any exercise of the Option or the Right of First Refusal (as such terms are defined in the Master Lease), and all claims and rights to the payment of money at any time arising in connection with any breach of the Master Lease by Foodmaker (including, without limitation, any claims arising out of a breach by Foodmaker of any obligation to purchase or to make an offer to purchase the Properties or any Property pursuant to the Master Lease) or any
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rejection of the Master Lease by Foodmaker or a trustee of Foodmaker (or of any other Lease by any lessee thereunder or trustee of any such lessee) under
Section 365 of the Federal Bankruptcy Code or any successor statute (the "Bankruptcy Code"), including, without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by Foodmaker or such trustee (or by any other lessee or trustee) in respect of any of the Properties or any portion thereof following the entry of an order for relief under the Bankruptcy Code in respect of Foodmaker (or such other lessee) and all rentals and other charges outstanding under the Master Lease (or other Lease) as of the date of entry of such order for relief (all of the foregoing in this subparagraph (d) being referred to herein collectively as "Rents, Profits and Proceeds"); and

                      (e) all rights, powers, privileges, options and other benefits of Owner relating to the Leases and the Rents, Profits and Proceeds, including, but not by way of limitation, (i) the immediate and continuing right to receive and collect all Rents, Profits and Proceeds under the Leases or pursuant to any of the provisions thereof, (ii) the right to grant any and all waivers and enter into any and all agreements, (iii) the right to grant or refuse requests or to give or withhold all notices, consents and releases,
(iv) the right to give all notices of default and to take any legal action upon the occurrence of a default under the Leases, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by law or in equity,
(v) the right to enforce the obligations of Foodmaker under Article 30 of the Master Lease to make the Nine Year Offer and the Offer as required thereunder, to exercise Owner's right to deliver to Foodmaker an "Early Offer Notice" pursuant to Article 20, paragraph (b) of the Master Lease, and to enforce Foodmaker's obligations under each such Article, (vi) all rights of Owner in the event of any assignment for the benefit of creditors, bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting Foodmaker or any other lessee or guarantor or with respect to any award made to Owner in any such proceeding (without obligation on the part of Assignee, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein), (vii) all rights of Owner to elect to reject, assume or assign the Master Lease or any other Lease (as applicable) in the event of any bankruptcy affecting Owner, and (viii) the right to do any and all other things whatsoever which Owner is or may be entitled to do under the Leases.

                 All subsequent Leases of all or any of the Properties or any portion thereof and all Rents, Profits and Proceeds arising therefrom shall automatically be subject to all of the terms and conditions of this Assignment and assigned to Assignee hereunder without the necessity of any further action on the part of Owner, Assignee, Foodmaker, any other lessee or the Indenture Trustee, as if the same were originally included within the definitions of "Leases," "Rents, Profits and Proceeds" and "Properties" contained herein.
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                 The parties intend that this Assignment shall be a present, absolute, unconditional assignment of the Leases and the Rents, Profits and Proceeds to Assignee to provide a source for payment of the Mortgage Note and the Other Mortgage Note, and shall vest in the Indenture Trustee (by virtue of the assignment by Assignee to the Indenture Trustee described in Recital D above) the immediate, absolute, unconditional and continuing right to collect and receive, and enforce the collection of, all Rents, Profits and Proceeds, free and clear of all claims and demands of any person or entity whatsoever, regardless of the occurrence or non-occurrence of any default under any Mortgage Note Documents or the Indenture, the adequacy of the collateral for the Mortgage Note or the Other Mortgage Note, or whether or not Assignee or Indenture Trustee has entered upon or taken possession, or any actions equivalent thereto, of any of the Properties, obtained appointment of a receiver or taken any other enforcement actions under the Mortgage Note Documents; provided, however, that the execution and delivery hereof shall not in any way impair or diminish the obligations of Owner under the provisions of the Leases nor shall any of the obligations contained in any Lease be imposed upon Assignee or the Indenture Trustee. Nothing contained herein, nor any collection of Rents, Profits and Proceeds by Assignee or the Indenture Trustee or by a receiver, nor any other exercise of rights or powers hereunder by Assignee or the Indenture Trustee (including, without limitation, any power of attorney), shall be construed to make any such party a "mortgagee-in-possession" of any of the Properties, or obligate Assignee or the Indenture Trustee to appear in or defend any action or proceeding, expend any money or incur any expenses, assume or perform any obligation or assume or discharge any liability, or take any other action, hereunder or under or in connection with any Lease or any of the Properties.

                 2. OWNER WARRANTS as to each Lease now in existence, if any:

                      (a) that each Lease is in full force and effect;

                      (b) that no default exists on the part of the lessee thereunder or Owner;

                      (c) that no rent has been collected in advance;

                      (d) that no Lease or any interest therein has been previously assigned or pledged;

                      (e) that no lessee under any Lease has any defense, setoff or counterclaim against Owner; and

                      (f) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due.
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                 3.   OWNER HEREBY IRREVOCABLY DIRECTS AND AUTHORIZES
Foodmaker and any other lessee and guarantor to pay all Rents, Profits and Proceeds now due or hereafter due directly to the Indenture Trustee in accordance with the written instructions of the Indenture Trustee from time to time, and to rely upon and comply with any notice or demand by the Indenture Trustee for the payment to the Indenture Trustee of any Rents, Profits and Proceeds due or to become due or in connection with the exercise of any other right, power, benefit or remedy available to Owner under any Lease. This Assignment shall constitute a direction to and full authority to Foodmaker and any other lessee under any Lease and each guarantor of any Lease to immediately and continuously pay all Rents, Profits and Proceeds directly to the Indenture Trustee and to acknowledge the assignment to Assignee and the reassignment by Assignee to the Indenture Trustee of all of Owner's rights, powers, benefits and remedies under the Leases without regard to the occurrence or non-occurrence of any default and without other notice or direction. Owner nevertheless hereby authorizes Assignee and Indenture Trustee to give separate written notice of this Assignment to any lessees or guarantors. Owner agrees that Foodmaker and any other lessee making any payment to the Indenture Trustee in reliance on this Assignment or any separate notice or demand from Assignee shall be fully protected, and Owner will make no claim against Foodmaker or any other lessee to the extent of such payments. Owner agrees that this assignment and the designation and direction to Foodmaker and each other lessee and guarantor set forth herein are irrevocable, and that it will not take any action under any Lease which is inconsistent with this Assignment, or make any other assignment, designation or direction inconsistent therewith, and that any assignment, designation or direction inconsistent therewith shall be void. Owner will, from time to time upon the request of Assignee or the Indenture Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this Assignment as the Assignee or the Indenture Trustee may specify, subject, however, to the provisions of Section 15 hereof.

                 4.   OWNER AGREES WITH RESPECT TO EACH LEASE:

                      (a) If any Lease provides for a security deposit paid by the lessee to Owner, this Assignment transfers to the Assignee (and to the Indenture Trustee, as its assignee) all of Owner's right, title and interest in and to such security deposit; provided that, neither Assignee nor the Indenture Trustee shall have any obligation to the lessee with respect to such security deposit.

                      (b) Owner shall not grant any concessions in connection with any Lease.

                      (c) Owner shall not discount any future accruing Rents, Profits and Proceeds or collect any Rents, Profits and Proceeds in advance of the date on which they become due.
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                      (d)  Owner shall not cancel or terminate any Lease or
accept a surrender thereof.

                      (e) Owner shall not modify, amend, supplement or otherwise change any Lease, either orally or in writing, without the prior written consent of the Indenture Trustee in each instance. Subject to the foregoing, Owner shall deliver promptly to Assignee and the Indenture Trustee, true, correct and complete copies of each Lease and all amendments, modifications, supplements, exhibits or addenda thereto executed or arising after the date hereof.

                      (f) Owner shall notify Assignee and the Indenture Trustee of any assignment or subletting under any Lease.

                      (g) Owner shall not execute any further assignment of any of the Leases, Rents, Profits and Proceeds or any interest therein or suffer or permit any such assignment to occur by operation of law or otherwise.

                 (h) (i) If any Year Nine Offer or Offer is made or deemed made by Foodmaker under Article 30 of the Master Lease (including, without limitation, any such Offer made as a result of the designation of an "Early Offer Date" pursuant to the Master Lease), Owner shall accept such Year Nine Offer or Offer and shall comply with all of its obligations under said Article 30 and under Article 28 of the Master Lease with respect to the conveyance of Owner's interest in the applicable Properties to Foodmaker unless Owner has paid to the Indenture Trustee, at least five (5) business days prior to the last day for the rejection of such Year Nine Offer or Offer in accordance with the Master Lease, in immediately available funds (A) in the case of the Year Nine Offer, the Allocable Principal Balances (as defined in the Mortgage Note) attributable to the Units (as so defined) included within the Year Nine Units (as defined in the Master Lease) and such additional amounts as may be required to be deposited in the Equity Collection Account (as defined in the Indenture) pursuant to the Mortgage Note, and (B) in the case of the Offer, the outstanding principal balance of the Mortgage Note, all accrued and unpaid interest thereon, any premium due in connection therewith, and all other sums due under the Mortgage Note Documents and the Indenture. Any attempted rejection of any such offer in violation of the foregoing shall be null and void and of no force or effect.

                      (ii) If Foodmaker exercises its Year Nine Option or its Option under Article 31 of the Master Lease to purchase Owner's interest in any of the Properties, Owner shall comply with all of its obligations under said Article 31 and under Article 28 of the Master Lease with respect to the conveyance of Owner's interest in such Properties to Foodmaker; provided that nothing contained herein shall be construed as waiving or limiting the restrictions set forth in said Article 31 upon the purchase price payable by Foodmaker in
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        connection with any such Option or any of the conditions to the ability of Foodmaker to consummate such purchase set forth therein.

                      (iii) If any Early Termination Election (as defined in the Master Lease) is made by Foodmaker under Article 37 of the Master Lease with respect to any one or more Terminated Units (as defined in the Mortgage Note), Owner shall accept the Lessee's Early Termination Offer (as defined in the Master Lease) and shall comply with all of its obligations under said Article 37, Article 28 and Schedule K of the Master Lease with respect to the conveyance of Owner's interest in the applicable Terminated Units to Foodmaker unless Owner has paid to the Indenture Trustee, at least five (5) business days prior to the last day for the delivery of a Notice of Rejection of Termination Offer in accordance with the Master Lease, in immediately available funds, an amount equal to the Early Termination Payment for such Terminated Unit and has deposited with the Indenture Trustee for deposit in the Equity Collection Account (as defined in the Indenture) such additional sums as may be required to be deposited therein as set forth in the Mortgage Note. Any attempted rejection of any such Early Termination Election by Lessor in violation of the foregoing shall be null and void and of no force or effect.

                      (i) Subject at all times to the terms and conditions of this Assignment, Owner shall faithfully perform and discharge all of its obligations under the Master Lease and all other Leases and enforce the Master Lease and all other Leases and all remedies available to Owner against Foodmaker and any other lessee in the case of default under any Lease by Foodmaker or any other lessee, subject to the assignment of the rights to enforce such Leases provided for herein. Without limiting the foregoing, Owner shall enforce Foodmaker's obligations under Article 30 of the Master Lease to make the Year Nine Offer or Offer as required thereunder, unless Owner has paid to the Indenture Trustee, at least five (5) business days prior to the last day for the rejection of such Offer in accordance with the Master Lease, in immediately available funds, (A) in the case of the Year Nine Offer, the Allocable Principal Balances attributable to the Units included within the Year Nine Units and such additional amounts as may be required to be deposited in the Equity Collection Account pursuant to the Mortgage Note, and (B) in the case of the Offer, the outstanding principal balance of the Mortgage Note, all accrued and unpaid interest thereon, any premium due in connection therewith, and all other sums due under the Mortgage Note Documents and the Indenture.

                      (j) Owner shall deliver to Assignee and the Indenture Trustee, promptly upon request, duly executed estoppel certificates from Foodmaker or any other lessee under any Lease as required by Assignee or the Indenture Trustee in such form as may be required under such Lease.

                      (k) Each Lease shall remain in full force and effect despite any merger of the interest of Owner and any lessee thereunder.
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In no event shall any transfer or conveyance of any of the Properties to a lessee operate to release or relieve Owner of any liability to Assignee unless Assignee specifically agrees otherwise in writing.

                      (l) Owner shall not request, consent to, agree to or accept a subordination of any Lease to any mortgage, deed of trust or other encumbrance, or any other lease, now or hereafter affecting any of the Properties or any part thereof, or suffer or permit conversion of any Lease to a sublease.

                      (m) Owner shall give prompt written notice to Assignee and the Indenture Trustee of any notice of Owner's default received from any lessee or any other person and furnish Assignee and the Indenture Trustee with a complete copy of said notice. Owner shall appear in and defend, at no cost to Assignee, any action or proceeding arising under or in any manner connected with any Lease. If requested by Assignee, Owner shall enforce each Lease and all remedies available to Owner against the lessee in the case of default under the Lease by the lessee.

                      (n) Subject to the terms of each Memorandum of Lease and the Indenture, nothing herein shall be construed to impose any liability or obligation on Assignee or the Indenture Trustee under or with respect to any Lease by reason of or arising out of the assignment hereunder, nor shall Assignee or the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of Owner under the Lease or pursuant to any Mortgage Note Documents or Indenture Documents to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time. Owner shall indemnify, defend, protect and hold Assignee, the Indenture Trustee and their respective shareholders, partners, officers, directors, representatives, agents, employees, successors and assigns (collectively, the "Indemnified Parties"), harmless from and against any and all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees and expenses of both outside and staff counsel (collectively and severally, "Losses") incurred by or assessed against any Indemnified Party under any Lease or by reason of this Assignment (including, without limitation, costs and expenses incurred pursuant to Sections 5 or 6 hereof), and of and from any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations to be performed or discharged by Owner or any Indemnified Party under any Lease or this Assignment. Should any Indemnified Party incur a Loss under any Lease or under or by reason of this Assignment, Owner shall immediately upon demand reimburse such Indemnified Party for the amount thereof together with all attorneys' fees and expenses (of both outside and staff counsel) incurred by or assessed against such Indemnified Party. All of the foregoing sums shall bear interest until paid at the Overdue Rate (as defined in the Mortgage Note).
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                 If an Indemnified Party notifies Owner of any Loss, demand, action, investigation, administrative or legal proceeding, or allegation as to which the indemnity provided for in this Section 4(n) applies, Owner shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Owner but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such loss, demand, action, investigation, proceeding, allegation or liability involves both Owner and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are inconsistent with or in addition to those available to Owner, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such loss, demand, action, investigation, proceeding, allegation or liability on its own behalf and Owner shall pay or reimburse the Indemnified Party for all attorney's fees and disbursements incurred by the Indemnified Party because of the selection of such separate counsel.

                 If any Loss, demand, action, investigation, proceeding or allegation arises as to which the indemnity provided for in this Section 4(n) applies, and Owner fails to assume promptly (and in any event within fifteen
(15) days after having knowledge of the same) the defense of the Indemnified Party, then the Indemnified Party may (but shall not be obligated to) contest (without prior notice to or consent of Owner) the Loss, demand, action, investigation, proceeding or allegation at Owner's expense using counsel selected by the Indemnified Party or the Indemnified Party may settle or pay in full the amount of any such claim (without prior notice to or consent from Owner), without releasing Owner from any obligations to each Indemnified Party under this Section 4(n), if in the written opinion of counsel to the Indemnified Party, the settlement or payment in full is advisable.

                 The rights of each Indemnified Party under this Section 4(n) shall be in addition to any other rights and remedies of such Indemnified Party against Owner under the Mortgage Note Documents.

                 5. OWNER HEREBY GRANTS TO ASSIGNEE AND INDENTURE TRUSTEE THE FOLLOWING RIGHTS:

                      (a) Assignee (or, at Indenture Trustee's option, Indenture Trustee) shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Assignee or Indenture Trustee, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein). Without limiting the foregoing, Assignee or
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Indenture Trustee shall be entitled and empowered (but shall not be obligated) by intervention in such proceedings or otherwise:

         (i) to file and prove a claim or claims for the whole amount owing and unpaid in respect of any such Lease and to file such other papers or documents as may be necessary or advisable in order to have such claims allowed in any such proceedings;

        (ii) unless prohibited by applicable law and regulations, to vote on behalf of Owner in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation, or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

       (iii) to collect and receive any monies or other property payable to or deliverable on any such claims.

                      (b) Assignee shall have the right to assign Owner's right, title and interest in the Leases to any subsequent holder of any Mortgage or any participating interest therein (including, without limitation, the Indenture Trustee) or to any person acquiring title to any the Properties or any part thereof through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Assignee. Owner acknowledges and consents to the assignment of Assignee's rights under this Assignment from Assignee to the Indenture Trustee, including, without limitation, the immediate and continuing right to make claim for, receive and collect all Rents, Profits and Proceeds payable or receivable with respect to any of the Properties, to make all waivers and enter into any and all agreements, to grant or refuse requests, to give or withhold notices, consents and releases, to exercise remedies and bring proceedings under the Leases or for the specific or other enforcement thereof or with respect thereto, in the name of Owner or otherwise, and to execute and deliver, in the name and on behalf of Owner, as agent and attorney-in-fact, any and all instruments in connection therewith, including appropriate instruments of conveyance, and to do any and all things which Owner is or may be entitled to do thereunder; provided that no obligation of Owner under the provisions of any Leases or with respect thereto shall be imposed upon Assignee or the Indenture Trustee. Without limiting the foregoing, until such time as the pledge of this Assignment is released in writing by the Indenture Trustee in accordance with the Indenture, the Indenture Trustee shall have the sole right to exercise all rights, powers, privileges, options, benefits and remedies of Assignee hereunder.

                      (c) Assignee shall have the right (but not the obligation), upon any failure of Owner to perform any of its agreements hereunder and without releasing Owner from any obligation hereunder or under any Mortgage Note Documents, to take any action as Assignee may deem necessary or appropriate to protect its security, including, but not limited to, appearing in any action or proceeding and performing any
obligations of the lessor under any Lease, and Owner agrees to pay, on demand, all costs and expenses (including, without limitation, attorneys' fees and expenses of both outside and staff counsel) incurred by Assignee in connection therewith, together with interest thereon at the Overdue Rate. Any such amounts not paid upon demand shall be added to the indebtedness evidenced by the Mortgage Note and shall be secured by each of the Note Mortgages and Other Note Mortgages.

                 Neither the acceptance of this Assignment nor the collection of any Rents, Profits and Proceeds or other sums payable hereunder shall constitute a waiver of any rights of Assignee or the Indenture Trustee under the Mortgage Note Documents or of any collateral for the Notes or the Issuer Notes.

                      (d) Upon the occurrence of an Event of Default under any of the Mortgage Note Documents, Assignee shall have the following rights (none of which shall be construed to be obligations of Assignee):

                    (i) Assignee shall have the right to apply the Rents, Profits and Proceeds and any sums recovered by Assignee pursuant to Paragraph 4(a) hereof to Owner's outstanding indebtedness to Assignee under the Mortgage Note Documents and Other Owner's indebtedness under the Other Mortgage Note Documents, as well as to charges for taxes, insurance, improvements, repairs, maintenance and other items relating to the operation of any of the Properties and the Other Properties.

                    (ii) Assignee shall have the right to take possession (including, without limitation, by court appointed receiver) of any of the Properties, manage and operate any of the Properties and Owner's business thereon, and to take possession of and use all books of account and financial records of Owner and its property managers or representatives relating to any of the Properties.

                     (iii) Assignee shall have the right to execute new leases of any of the Properties or any part thereof, including leases that extend beyond the term of the Mortgage Note.

                     (iv) Assignee shall have the right to cancel or alter any existing Leases.

                 All of the foregoing rights and remedies of Assignee are cumulative, and Assignee shall also have upon the occurrence of any such Event of Default all other rights and remedies provided under the Mortgage Note Documents or otherwise available at law or in equity.

                 6. OWNER HEREBY IRREVOCABLY CONSTITUTES and appoints Assignee its true and lawful attorney-in-fact in its name and stead, which appointment is coupled with an interest and is irrevocable, with full power of substitution (and by its acceptance hereof and in accordance with the assignment referred to in Recital D above, Assignee has
substituted the Indenture Trustee as such attorney-in-fact) to do, in the name of and on behalf of Owner, at any time and whether or not any default has occurred or is continuing, without notice to or demand upon Owner, in the sole discretion of said attorney-in-fact, without taking actual possession of any of the Properties or any action equivalent thereto, and without regard to the adequacy of any security for the Notes any or all of the following:

                      (a) to ask, demand, sue for, recover, collect and receive any and all Rents, Profits and Proceeds, and to execute and deliver a satisfaction or release therefor, together with the right and power to compromise or compound any claim or demand; hereby granting full power and authority to said attorney-in-fact to use and apply said Rents, Profits and Proceeds for the following in such order of priority as said attorney-in-fact deems proper: (i) for the purposes of the payment of any taxes, assessments and charges of any nature whatsoever that may be levied or assessed in connection with any of the Properties or any of the Other Properties or any part thereof; (ii) to the payment of premiums on policies of insurance on or in connection with the whole or any part of the Properties or the Other Properties as may be required by the Mortgages; (iii) to the payment or performance of any and all indebtedness, liabilities or obligations of Owner or Other Owner secured by the Mortgages, whether now existing or hereafter to exist; (iv) to the costs of completion of any improvements in or for any of the Properties or Other Properties or any part thereof as deemed necessary or advisable by said attorney-in-fact; (v) to the payment of all expenses incurred in the care, operation and management of any of the Properties or Other Properties or any part thereof, including such repairs, alterations, additions and/or improvements to any of the Properties or Other Properties or any part thereof as may be deemed necessary or advisable by said attorney-in-fact; (vi) to the payment of attorneys' fees (for both outside and staff counsel), court costs, labor, charges and/or expenses incurred in connection with any and all things which said attorney-in-fact may do or cause to be done by virtue hereof; and (vii) to the payment of such interest and principal on the indebtedness secured by the Mortgages as said attorney-in-fact may elect;

                      (b) to use such measures, legal or equitable, as in its discretion may be deemed necessary or appropriate to enforce the payment of any Rents, Profits or Proceeds;

                      (c) to secure and maintain the use and possession of any of the Properties or any part thereof;

                      (d) to fill any and all vacancies in, and to sell, rent, lease, sublease, exchange, grant, convey, transfer or otherwise dispose of, and to amend, modify, supplement, extend or renew any Leases of, any of the Properties, or any part thereof;

                      (e) to make contracts for the care and management of any of the Properties or any part thereof, in such form and providing for such compensation as may be deemed advisable by said attorney-in-fact;

                      (f) to enter into, negotiate, make, sign, execute, acknowledge and deliver any agreement, contract, bill of sale, assignment, lease, assignment of lease, deed, certificate, affidavit, easement, or any other document or instrument, whether relating to real property or to personal property, that may, in the opinion of said attorney-in-fact, be necessary or desirable in connection with, any of the foregoing matters; and

                      (g) to take any actions incidental or necessary to accomplish the foregoing or to the ownership, operation or management of the Properties.

                 Owner, for the performance or execution of any or all of its obligations hereunder and under the Mortgage Note Documents, hereby further irrevocably grants to said attorney-in-fact, with full power of substitution, full power and authority to do, execute, perform and finish for Owner and in its name all and singular those things which Assignee or any such substitute attorney-in-fact (including, without limitation, the Indenture Trustee) shall deem necessary or advisable in and about, for, touching or concerning the Properties or any of Owner's obligations hereunder or under the Mortgage Note Documents as thoroughly, amply and fully as Owner could do concerning the same being personally present. Owner hereby agrees that whatever its said attorney-in-fact or any substitute shall do or cause to be done in, about or concerning the Properties or any of Owner's obligations hereunder is hereby ratified and confirmed.

                 Said attorney-in-fact is empowered hereby to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by it pursuant hereto, and in the acquisition or disposition of real or personal property, said attorney-in-fact shall have exclusive power to fix the terms thereof for cash, credit and/or property, and if on credit with or without security.

                 Anything contained herein to the contrary notwithstanding, said attorney-in-fact shall not be obligated to perform or discharge any obligation, duty or liability of Owner, and Owner specifically agrees at all times to fully perform and discharge all obligations, duties and liabilities of the lessor under the Leases and each of them, or otherwise pertaining to the ownership, operation, management or possession of the Properties.

                 7. THIS ASSIGNMENT is intended to be supplementary to and not in substitution for or in derogation of any assignment of rents contained in any Mortgage or in any other document. In the event of any
inconsistencies between the provisions of any assignment of rents contained in any Mortgage and the provisions of this Assignment, the provisions of this Assignment shall govern. Any failure of Assignee to avail itself of any terms, covenants or conditions of this Assignment for any period of time or for any reason shall not constitute a waiver thereof.

                 8. NOTWITHSTANDING any future modification of the terms of the Mortgage Note Documents or the Other Mortgage Note Documents, this Assignment and the rights and benefits hereby assigned and granted shall continue in favor of Assignee in accordance with the terms of this Assignment.

                 9. THIS ASSIGNMENT shall be binding upon Owner and its legal representatives, successors and assigns, and shall inure to the benefit of Assignee and its legal representatives, successors and assigns (including, without limitation, the Indenture Trustee). Owner agrees that the rights of Assignee hereunder are for the benefit of Assignee and its legal representatives, successors and assigns (including, without limitation, the Indenture Trustee) only, and not for the benefit of Owner, Foodmaker, any other lessee or guarantor or any other party. The words "Owner," "Assignee," "lessee," and "guarantor," wherever used herein, shall include the persons and entities named herein or in any Lease or guaranty and designated as such and their respective legal representatives, successors and assigns. All words and phrases shall be taken to include the singular or plural number, and the masculine, feminine or neuter gender, as may fit the case.

                 10. THE OCCURRENCE of any default by Owner hereunder shall constitute an Event of Default under the Note Mortgages and the Other Note Mortgages, and in any such event, Assignee shall be entitled to exercise all rights and remedies provided under the Mortgage Note Documents or the Other Mortgage Note Documents or otherwise available at law or in equity.

                 11. UPON PAYMENT in full of the Notes, as evidenced by a recorded satisfaction or release of all of the Note Mortgages and the Other Note Mortgages, this Assignment shall be void and of no further effect. Upon the release of any of the Note Mortgages from the lien of the Indenture and the release or reconveyance thereof in accordance with the provisions of
Section 5.06 thereof in connection with a Substitution, Early Termination or Purchase (as such terms are defined in the Master Lease) with respect to any Property, such Property shall also be deemed to be released from this Assignment, provided that, in the case of a Substitution, each Substitute Property (as defined in the Master Lease) shall automatically be included in the definition of "Properties" hereunder, and any new Lease or supplement to the Master Lease entered into in connection therewith shall automatically be subject to this Assignment as though originally included within the definition of "Lease" and "Master Lease" hereunder, without the necessity of any further action by Owner, Assignee, Foodmaker or the

Indenture Trustee, except that nothing contained herein shall relieve Owner, Foodmaker or Assignee of any of their respective obligations to execute any documents or take any other actions required to be taken or requested by the Indenture Trustee to effectuate or in connection with any such Substitution, Early Termination or Purchase.

                 12. ALL NOTICES hereunder shall be in writing and shall be delivered by facsimile transmission (confirmed in writing) or delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed to the party so to be served at the address for such party set forth on Schedule 1 attached hereto or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Such notices shall be effective on the date received or, if mailed, on the third business day following the date mailed. Owner shall promptly send duplicate copies of all notices given to it by Foodmaker or any other lessee to Assignee and the
Indenture Trustee.   Owner shall promptly send duplicate copies of any notice
given by it hereunder to the Assignee to the Indenture Trustee.

                 13. IF ANY PROVISION hereof is determined to be illegal or unenforceable for any reason, the remaining provisions hereof shall not be affected thereby.

                 14. EXCEPT INSOFAR AS THE PROVISIONS of this Assignment relating to the Property are required to be governed by and construed in accordance with the substantive laws of the state where the Property is located, this Assignment and the rights and obligations in respect thereof shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws rules, except that if the rights and remedies of Assignee or Indenture Trustee hereunder with respect to the Property are enforceable under the laws of the State where the Property is located but are not enforceable under New York law, then such rights and remedies with respect to the Property shall be governed by the substantive laws of the State where the Property is located. Any legal action or proceeding with respect to this Assignment may be instituted in the courts of the State of New York, the United States District Court for the Southern District of New York, or elsewhere, as Assignee or Indenture Trustee may elect, and by execution and delivery of this Assignment Owner irrevocably and unconditionally submits to the jurisdiction of each such court, and irrevocably and unconditionally waives (i) any objection it may now or hereafter have to the laying of venue in any of such courts,
(ii) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum, and (iii) any right, entitlement or privilege which Owner or its property might otherwise have not to be subject to such actions or proceedings by reason of sovereign immunity or otherwise. Owner agrees that so long as Owner shall be obligated to Assignee or Indenture Trustee under this Assignment, Owner shall maintain duly appointed agents satisfactory to Assignee and Indenture Trustee for the
service of process in New York and shall keep Assignee and Indenture Trustee advised in writing of the identification and location of such agents. The failure of such agents to give notice to Owner of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                 15. WITHOUT LIMITING any other provision of this Assignment, Owner agrees that Owner shall not, without in each case obtaining the prior written consent of the Indenture Trustee: take any action described in Section 4(b) through 4(g) or Section 4(l); enter into any amendment, modification, extension or waiver of any of the terms or provisions of this Assignment or any supplement to this Assignment; or cancel or discharge any of the terms or provisions of this Assignment; or enter into any agreement for the postponement of the date for performance of, or forgiveness of, the Mortgage Note or obtain any approval or consent from Assignee required hereunder. Any such action shall be null and void and of no force or effect unless the Indenture Trustee's prior written consent thereto has been obtained. The Indenture Trustee may assign any of its approval and other rights under this Section and elsewhere in this Assignment to one or more agents.

                 16. THIS ASSIGNMENT may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

                 17. DUPLICATE ORIGINALS of this Assignment are being executed, each with a different legal description attached as Exhibit A. A duplicate original hereof is being or will be recorded in the official records of each county (or other appropriate registry) in which a Property (including a Substitute Property) is located, with the legal description for such Property attached thereto as Exhibit A.

                 18. ASSIGNEE'S RECOURSE HEREUNDER shall be subject to the same limitations as are set forth in Section 5.16 of the Mortgage, which limitations (and the exceptions therefrom) are hereby incorporated herein by this reference.

                 19. NOTWITHSTANDING ANYTHING TO THE CONTRARY contained herein, but subject to the provisions of Section 18 hereof, in each case where this Assignment provides for the payment of the attorneys' fees and expenses of in-house or staff counsel to Assignee or the Indenture Trustee, such provision shall obligate Owner to pay only the reasonably allocated fees and expenses of in-house or staff counsel to the Indenture Trustee, based on a billing for legal services actually rendered on an hourly basis and at a reasonable hourly rate.

                 IN WITNESS WHEREOF, the undersigned Owner has executed this Assignment.

                                 OWNER

                                 CRC-I LIMITED PARTNERSHIP, a Massachusetts limited partnership



                                 By:   CRC-I Corp.,
                                       a Massachusetts corporation,
                                       its sole general partner



                                       By: CHARLES DUDDLES
                                          -----------------------------
                                       Name:  Charles Duddles
                                       Its:   President

                             CONSENT TO ASSIGNMENT



                 Pursuant to the foregoing Assignment of Lessor's Interest in Leases (the "Assignment") by Owner (as such term and all other capitalized terms used but not defined herein are defined in the Assignment) to the Assignee, Owner has assigned to Assignee, among other things, all of Owner's estate, right, title and interest in and to the Master Lease and any other Leases as provided in the Assignment in order to partially satisfy the Mortgage Note and the Other Mortgage Note. Assignee has in turn (pursuant to the assignment described in Recital D of the Assignment) assigned and pledged its interest in, among other things, each Note Mortgage, the Assignment and the Other Mortgage Note Documents, to the Indenture Trustee in order to secure payment of the Issuer Notes.

                 In order to induce Assignee and the Indenture Trustee to accept such assignments, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Foodmaker, Inc., a Delaware corporation ("Foodmaker"), hereby:

            (a) consents to the assignments to Assignee and the Indenture Trustee made pursuant to the Assignment and the assignment described in Recital D to the Assignment;

            (b) covenants to pay directly to the Indenture Trustee (or, after receipt of written notice from the Indenture Trustee stating that the Indenture has been fully satisfied and discharged, to Owner) all amounts due to Owner under the Master Lease;

            (c) agrees that the right of the Indenture Trustee to such payments shall be present, absolute and unconditional, without regard to the occurrence or non-occurrence of any default, and without notice or demand, and shall not be affected by any circumstances whatsoever;

            (d)  agrees that:

              (i) the Indenture Trustee shall be entitled to exercise all rights of the Owner under the Master Lease and to enforce the provisions of the Master Lease;

             (ii) Foodmaker shall not, for any reason, seek to recover from the Indenture Trustee any moneys paid to the Indenture Trustee by virtue of the Indenture, except for funds expressly provided to be paid by the Indenture Trustee to Foodmaker pursuant to the Indenture;

            (iii) all sums payable by Foodmaker under the Master Lease shall be paid directly to the Indenture Trustee by bank wire
        transfer in accordance with separate written instructions given from time to time by the Indenture Trustee in such manner that on the date on which any sums are due and payable, as of 10:00 A.M. (New York City time), the Indenture Trustee shall be in actual receipt of immediately available funds;

             (iv) Foodmaker shall deliver to the Indenture Trustee duplicate originals of all notices and other instruments which Foodmaker may deliver pursuant to the Master Lease (and no payment of such sums referred to in clause (iii) or delivery of such notices or other instruments by Foodmaker shall be of any force or effect unless, with respect to payments, paid in accordance with written instructions from Indenture Trustee and, with respect to notices, delivered to Owner and the Indenture Trustee as provided above);

              (v) the Indenture Trustee may give any notice to Foodmaker that may be given by Owner under the Master Lease and Foodmaker shall not pay any Basic Rent, Special Rent, Additional Rent, Special Sinker Rent or Purchase Price or any other amounts payable under the Master Lease prior to such payment's scheduled due date under the Master Lease;

             (vi) any notice, approval, estoppel, consent or other delivery purportedly delivered to or given (or deemed delivered or given) by or on behalf of Owner to Foodmaker pursuant to the Master Lease shall be of no force or effect unless in writing and executed by the Indenture Trustee;

            (vii) Foodmaker shall not enter into any agreement subordinating (except as expressly permitted by the terms of any Memorandum of Lease, as in effect on the date hereof) or terminating the Master Lease without the prior written consent of the Indenture Trustee, and any such attempted subordination or termination without such consent shall be void;

           (viii) Foodmaker shall not enter into any amendment or modification of the Master Lease without the prior written consent of the Indenture Trustee and any such attempted amendment or modification without such consent shall be void;

             (ix) subject to the foregoing, if the Master Lease shall be amended, it shall continue to be subject to the provisions of the Assignment without the necessity of any further act by Owner, Foodmaker, or the Indenture Trustee;

              (x) Foodmaker shall not take any action to terminate, rescind or avoid the Master Lease, notwithstanding, to the fullest extent permitted by law, any assignment for the benefit of creditors, bankruptcy, arrangement, insolvency, reorganization, liquidation, dissolution or other debtor-relief
        proceeding affecting Owner or any assignee of Owner and notwithstanding any action with respect to the Master Lease which may be taken by an assignee, trustee or receiver of Owner or of any such assignee or by any court in any such proceedings; and

             (xi) if Foodmaker shall purchase Owner's interest in any one or more Properties pursuant to the terms of the Master Lease, Foodmaker shall accept an instrument conveying such interest which is executed and delivered by the Indenture Trustee, pursuant to its power of attorney contained in the Assignment and each of the Note Mortgages.

                 Foodmaker acknowledges that Assignee and the Indenture Trustee are express third party beneficiaries of Foodmaker's agreements contained herein.

                 Foodmaker's obligations and agreements hereunder shall be governed by the laws of the State of California.

                 Executed as of December 15, 1993.

                                    FOODMAKER, INC., a Delaware
                                    corporation



                                    By: WILLIAM F. MOTTS
                                        --------------------
                                    Name:  William F. Motts
                                    Its:   Vice President


                                    By: LEO MOMSEN
                                        --------------------
                                    Name:  Leo Momsen
                                    Its:   Assistant Secretary



                                  SCHEDULE 1

                             Addresses For Notice



If to Owner:                              CRC-I Limited Partnership
                                          c/o Foodmaker, Inc.
                                          9330 Balboa Avenue
                                          San Diego, California 92123
                                          Attn:  Mr. Charles Duddles
                                          Telecopier:  (619) 694-1543


If to Assignee:                           FM 1993A Corp.
                                          c/o Foodmaker, Inc.
                                          9330 Balboa Avenue
                                          San Diego, California 92123
                                          Attn:  Mr. Charles Duddles
                                          Telecopier:  (619) 694-1543


If to the Indenture Trustee:              State Street Bank & Trust Company
                                          Joseph Palmer Building
                                          Corporate Trust Department
                                            Fifth Floor
                                          One Heritage Drive
                                          North Quincy, Massachusetts 02171
                                          Attn:  Andrew Sinasky
                                          Telecopier:  (617) 985-3034


If to Foodmaker:                          Foodmaker, Inc.
                                          9330 Balboa Avenue
                                          San Diego, California 92123
                                          Attn:  Real Estate/Legal
                                          Telecopier:  (619) 694-1543

CRC-II
Location: ____________________
State:  ______________________

Recording Requested By
And When Recorded Mail To:


State Street Bank and Trust
  Company
One Heritage Drive
North Quincy, Massachusetts 02171
Attn:  Andrew Sinasky

_______________________________________________________________________
                     (Space above line for Recorder's use)


                   ASSIGNMENT OF LESSOR'S INTEREST IN LEASES

The Company also entered into an Assignment Of Lessor's Interest In Leases with CRC-II substantially identical to the CRC-I Assignment of Lessor's Interst In Leases differing only as to the properties involved. A summary of material differences follows:

1.   References to CRC-I are changed to CRC-II.

2.   References to CRC-II are changed to CRC-I.

3. The amount of the Promissory Note known as the "Mortgage Note" is $30,172,952 in CRC-I and $39,827,048 in CRC-II.

4. The amount of the Promissory Note known as the "Other Mortgage Note" is $39,827,048 in CRC-I and $30,172,952 in CRC-II.